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                               IFR SYSTEMS, INC.
          EXHIBIT (11.0) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                     THREE MONTHS ENDED    NINE MONTHS ENDED
                                          MARCH 31,            MARCH 31,
                                      1997       1996       1997        1996
                                     ------     ------     ------      ------
                                      (000'S OMITTED, EXCEPT PER SHARE DATA)

PRIMARY:
Average shares outstanding           5,443       5,481      5,446       5,487
Net effect of dilutive stock
  options-based on the treasury
  stock method using average
  market price                         218         161        201         142
                                   -------     -------    -------     -------
Totals                               5,661       5,642      5,647       5,629
                                   -------     -------    -------     -------
                                   -------     -------    -------     -------
Net Income                         $ 1,726     $ 1,479    $ 4,552     $ 3,179
                                   -------     -------    -------     -------
                                   -------     -------    -------     -------
Per Share Amount                   $  0.30     $  0.26    $  0.81     $  0.56
                                   -------     -------    -------     -------
                                   -------     -------    -------     -------


FULLY DILUTED:
Average shares outstanding           5,443       5,481     5,446        5,487
Net effect of dilutive stock
  options-based on the treasury
  stock method using the period-
  end market price, if greater
  than average market price            220         219       206          225
Assumed conversion of 10%
  convertible notes                      4          16         4           16
                                   -------     -------    -------     -------
Totals                               5,667       5,716     5,656        5,728
                                   -------     -------    -------     -------
                                   -------     -------    -------     -------

Net Income                         $ 1,726     $ 1,479    $ 4,552     $ 3,179
Add 10% convertible note interest,
  net of federal income tax effect       1           2          4           6
                                   -------     -------    -------     -------
Totals                             $ 1,727     $ 1,481    $ 4,556     $ 3,185
                                   -------     -------    -------     -------
                                   -------     -------    -------     -------
Per Share Amount                   $  0.30     $  0.26    $  0.81     $  0.56
                                   -------     -------    -------     -------
                                   -------     -------    -------     -------